UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2025

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dogwood Therapeutics, Inc. Second Amended and Restated Equity Incentive Plan.

On November 21, 2025, Dogwood Therapeutics, Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Dogwood Therapeutics, Inc. Second Amended and Restated Equity Incentive Plan (the “Plan”), which was approved by the Company’s Board of Directors on September 26, 2025. The Plan amends and restates the Dogwood Therapeutics, Inc. Amended and Restated Equity Incentive Plan (the “Prior Plan”) to increase the number of shares of common stock of the Company reserved for issuance under the Prior Plan by an additional 2,781,665 shares, increasing the total number of shares from 191,122 shares under the Prior Plan to 2,972,787 shares. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2025, the Company held its Special Meeting. Present at the Annual Meeting in person or by proxy were holders of 820,239 shares of common stock of the Company, representing 35.76% of the voting power of the shares of common stock of the Company as of the close of business on October 14, 2025, the record date for the Special Meeting, and constituting a quorum for the transaction of business. All matters voted upon at the Special Meeting were approved with the required votes, including for purposes of applicable Nasdaq Listing Rules. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

The potential issuance of the Company’s common stock upon conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share was approved and, following such approval and conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, the Company’s business combination with Sealbond Limited as contemplated by that certain Share Exchange Agreement, dated October 7, 2024 by and between the Company and Sealbond Limited, is complete. The following votes were tabulated:

For	Against	Abstain	Broker Non-Vote
772,274	33,620	14,345	-

2. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

The potential issuance of the Company’s common stock upon conversion of the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
772,220	34,355	13,664	-

3. Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the potential issuance of our common stock upon conversion of the Company’s Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

The potential issuance of the Company’s common stock upon conversion of the Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share was approved, with the following votes tabulated:

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For	Against	Abstain	Broker Non-Vote
772,264	34,411	13,564	-

4. Approval of the Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan.

The Dogwood Therapeutics Inc. Second Amended and Restated 2020 Equity Incentive Plan was approved with the following votes tabulated.

For	Against	Abstain	Broker Non-Vote
775,723	36,599	7,917	-

5. Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate.

The adjournment of the Special Meeting to a later date or dates, if necessary or appropriate was approved with the following votes tabulated.

For	Against	Abstain	Broker Non-Vote
782,359	30,663	7,217	-

Item 9.01	Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1*	Dogwood Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
November 21, 2025

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